UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2009

Martek Biosciences Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6480 Dobbin Road, Columbia, Maryland		21045
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-740-0081

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2009, Martek’s Board of Directors elected David M. Pernock to serve on the Board of Directors. Mr. Pernock's term of office will expire at the 2010 Annual Meeting of Stockholders. As a non-employee director of the Company, Mr. Pernock will receive an annual retainer of $40,000 plus $2,000 and expenses per Board meeting as well as an annual grant of restricted stock units with a total value of $60,000 on the date of grant. In addition to the annual grant which occurs on the day of the Company’s Annual Meeting of Stockholders, on September 17, 2009, Mr. Pernock was granted restricted stock units with a total value of $60,000 on the date of grant (2,449 total restricted stock units) that will vest twelve months from the date of grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation

September 18, 2009	By:	/s/ Peter L. Buzy

Name: Peter L. Buzy
Title: Chief Financial Officer, Treasurer and Executive Vice President for Finance and Administration